Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned does hereby certify that:

        The Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2005	By:	/s/ DAVID R. CARLUCCI David R. Carlucci Chief Executive Officer and President
Date: March 15, 2005	By:	/s/ NANCY E. COOPER Nancy E. Cooper Senior Vice President and Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

        A signed original of this written statement required by Section 906 has been provided to IMS Health Incorporated and will be retained by IMS Health Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.